As filed with the U.S. Securities and Exchange Commission on June 26, 2026.

Registration No. 333-296952

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tenon Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	45-5574718
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

104 Cooper Court

Los Gatos, CA 95032

(408) 649-5760

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Steven M. Foster

Chief Executive Officer and President

Tenon Medical, Inc.

104 Cooper Court

Los Gatos, CA 95032

(408) 649-5760

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.	Richard A. Friedman, Esq.
Jeffrey P. Wofford, Esq.	Sean F. Reid, Esq.
Anna Chaykina, Esq.	Sheppard, Mullin, Richter & Hampton LLP
Sichenzia Ross Ference Carmel LLP	30 Rockefeller Plaza
1185 Avenue of Americas, 26th Floor	New York, New York 10112
New York, New York 10036	Telephone: (212) 653-8700
Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 26, 2026

1,812,987 shares of Common Stock

Common Stock Purchase Warrants to Purchase up to 6,975,584 shares of Common Stock

Pre-funded Warrants to Purchase up to 4,000,000 shares of Common Stock

Up to 6,975,584 shares of Common Stock underlying the Common Stock Purchase Warrants

Up to 4,000,000 shares of Common Stock underlying the Pre-funded Warrants

Tenon Medical, Inc.

We are offering on a reasonable best efforts basis up to 1,812,987 shares of our common stock, par value $0.001 per share, together with common stock purchase warrants to purchase up to 6,975,584 shares of common stock (the “Common Warrants”), at an assumed combined public offering price of $0.6021 per share of common stock and accompanying Common Warrants, based on the closing price of our common stock on The Nasdaq Capital Market, or Nasdaq, on June 17, 2026; provided however, if we effect a reverse stock split, the number of shares of common stock issuable under the Common Warrants will increase to 8,719,481 (on a pre-stock split basis).

Each Common Warrant will be immediately exercisable on the date of issuance. The first date on which each of the Common Warrants are exercisable shall be referred to herein as the “Initial Exercise Date”. The Common Warrants have an exercise price of $[*] per share (100% of the combined public offering price per share of our common stock and accompanying Common Warrants) and will expire five years from the Initial Exercise Date.

We are also offering pre-funded common stock purchase warrants (the “Pre-funded Warrants”) to purchase up to 4,000,000 shares of common stock to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, in lieu of shares of common stock that would result in beneficial ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The purchase price of each Pre-funded Warrant and accompanying Common Warrants will be equal to the combined public offering price per share and accompanying Common Warrants minus $0.001. Each Pre-funded Warrant will be immediately exercisable for one share of our common stock and has an exercise price of $0.001 per share. The Pre-funded Warrants will expire when exercised in full. Each Pre-funded Warrant is being offered together with the Common Warrants. The Pre-funded Warrants and Common Warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering. For each Pre-funded Warrant that we sell, the number of shares of common stock we are offering will be reduced on a one-for-one basis.

Each share of common stock, or a pre-funded warrant in lieu thereof, is being sold together with one and two tenths (1.2) Common Warrants; provided however, if we effect a reverse stock split, the number of warrants will be increased to one and one-half (1.5) for each share of common stock and/or pre-funded warrant sold. The shares of common stock and Common Warrants are immediately separable and will be issued separately in this offering but must be purchased together in this offering.

Pursuant to the registration statement, of which this prospectus forms a part, we are also registering the shares of common stock issuable upon exercise of the Common Warrants, the Pre-funded Warrants, and the Placement Agent’s Warrants.

Our common stock is listed on The Nasdaq Capital Market under the symbol “TNON.” The last reported sale price of our common stock on The Nasdaq Capital Market on June 17, 2026 was $0.6021 per share.

We do not intend to apply to list the Common Warrants or Pre-funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants and Pre-funded Warrants will be limited.

The public offering price for the securities in this offering will be determined at the time of pricing and may be at a discount to the current market price of our common stock at the time of the offering. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us, the placement agent and the investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

The securities will be offered at a fixed price and are expected to be issued in a single closing. We expect this offering to be completed not later than one business day following the commencement of sales in this offering (the effective date of the registration statement of which this prospectus forms a part) and we will deliver all securities to be issued in connection with this offering upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged WallachBeth Capital LLC (whom we refer to herein as “WallachBeth” or the “Placement Agent”) as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The Placement Agent has no obligation to purchase any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent’s fee and proceeds to us, if any, are not presently determinable and may be substantially less than the total offering amounts set forth above and throughout this prospectus. We have agreed to pay the Placement Agent the placement agent fees set forth in the table below. See “Plan of Distribution” in this prospectus for more information.

We intend to use the proceeds from this offering for partial repayment of outstanding convertible notes, expansion of the commercial footprint of our product portfolio including training clinicians on our current procedures, hiring additional direct sales reps, expansion of our external distribution network, continuing clinical research studies to support reimbursement and coverage efforts, funding research and development including upcoming future launches, and increases to inventory and instrumentation capacities, as well as other marketing activities, working capital and general corporate purposes. See “Use of Proceeds.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and we have elected to comply with certain reduced public company reporting requirements.

	Per Share And Accompanying Common Warrants	Per Pre-funded Warrant and Accompanying Common Warrants	Total
Public offering price	$	$	$
Placement agent fees(1)	$	$	$
Proceeds, before expenses, to us(2)(3)	$	$	$

(1)

Represents a cash fee equal to 6.5% of the aggregate purchase price paid by investors in this offering. We also agreed to reimburse the Placement Agent for certain of its offering-related expenses, including its accountable expenses of up to a maximum of $65,000 and non-accountable expenses of 1% of the offering proceeds. See “Plan of Distribution” beginning on page 19 of this prospectus for a description of the compensation to be received by the Placement Agent.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Common Warrants or Pre-funded Warrants.

(3)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution”.

We anticipate that delivery of the securities against payment therefor will be made on or before [*], 2026.

Sole Placement Agent

WallachBeth Capital LLC

The date of this prospectus is                , 2026.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the Placement Agent, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Placement Agent take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

i

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Tenon,” the “Company,” the “registrant,” “we,” “our,” or “us” in this prospectus mean Tenon Medical, Inc.;

●	“year” or “fiscal year” means the year ending December 31st;

●	all dollar or $ references, when used in this prospectus, refer to United States dollars; and

●	all common stock and per share of common stock information in this prospectus gives effect to a one for eight (1:8) reverse stock split of our common stock, which became effective as of September 6, 2024.

Market Data

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not consider the effects of the worldwide coronavirus pandemic. Accordingly, those third-party projections may be overstated and should not be given undue weight. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and in the documents incorporated herein by reference, together with the other information set forth in this prospectus, the risks described in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K and in the other documents that we include or incorporate by reference into this prospectus. We are, however, liable for the information in the prospectus related to the market and industry data.

ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K. Some of the statements contained in this prospectus, including statements under “Prospectus Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

The Company

The Company was incorporated in the State of Delaware on June 19, 2012 and was headquartered in San Ramon, California until June 2021 when it relocated to Los Gatos, California. The Company is a medical device company dedicated to transforming care for patients with certain sacro-pelvic disorders. The Company currently offers two systems to treat a diseased sacroiliac joint (the “SI Joint”). The Company has developed The Catamaran™ SI Joint Fusion System (“The Catamaran System”) that offers a novel, less invasive approach to the SI Joint using a single, robust, titanium implant for treatment of the most common types of SI-Joint disorders that cause lower back pain. The Company received U.S. Food and Drug Administration (“FDA”) clearance in 2018 for The Catamaran System and is currently focused on the US market. The Company’s products are subject to ongoing FDA regulatory requirements, including requirements related to manufacturing, labeling, marketing, adverse event reporting and recordkeeping. Since the national launch of The Catamaran System in October 2022, the Company has been focused on three commercial opportunities: 1) primary SI Joint procedures, 2) revision procedures of failed SI Joint implants and 3) SI-Joint fusion adjunct to a spine fusion construct.

In August 2025, the Company acquired substantially all of the assets of SiVantage, Inc. and SIMPL Medical, LLC, including the SImmetry+® SI Joint Fusion System (“The SImmetry+ System”) that treats disorders of the SI Joint through minimally invasive lateral access solution that incorporates well-established orthopedic fusion principles-including joint decortication, bone graft placement, and rigid fixation-with the goal of achieving a true biological fusion across the SI Joint.

The Opportunity

We estimate that over 30 million American adults have chronic lower back pain. Published clinical studies have shown that 15% to 30% of all chronic lower back pain is associated with the SI Joint. For patients whose chronic lower back pain stems from the SI Joint, our experience in both clinical trials and commercial settings indicates the system to be introduced by Tenon could be beneficial for patients who are properly diagnosed and screened for surgery by trained healthcare providers.

In 2019, approximately 475,000 patients in the United States were estimated to have received an anesthetic injection to temporarily alleviate pain emanating from the SI Joint and/or to diagnose SI Joint pain. Additionally, several non-surgical technologies have been introduced in the past 10 years to address patients who do not respond to conservative options, including systemic oral medications, opioids, physical therapy and injection therapy.

To date, the penetration of a surgical solution for this market has been relatively low (5-7%). We believe this is due to complex surgical approaches and suboptimal implant design of existing options. The penetration of this market with an optimized surgical solution is Tenon’s focus.

We believe the SI Joint is the last major joint to be successfully addressed by the spine implant industry. Studies have shown that disability resulting from disease of the SI Joint is comparable to the disability associated with a number of other serious spine conditions, such as knee and hip arthritis and degenerative disc disease, each of which has surgical solutions where an implant is used, and a multi-billion-dollar market exists.

The SI Joint

The SI Joint is a strong weight bearing synovial joint situated between the lumbar spine and the pelvis and is aligned along the longitudinal load bearing axis of the human spine when in an upright posture. It functions as a force transfer conduit where it transfers axial loads bi-directionally from the spine to the pelvis and lower extremities and allows forces to be transmitted from the extremities to the spine. It also provides load sharing between the hip and spine to contribute towards attenuation of impact shock and stress from activities of daily living.

The SI Joint is a relatively immobile joint that connects the sacrum (the spinal segment that is attached to the base of the lumbar spine at the L5 vertebra) and the ilium of the pelvis. Each SI Joint is approximately 2-4mm wide and irregularly shaped.

Motion of the SI Joint features vertical shear and rotation. Although the rotational forces about the SI Joint are relatively low, repetitive motions created by daily activities such as walking, jogging, twisting at the hips, and jumping can increase the stresses on the SI Joint. If the SI Joint is compromised through injury or degeneration, the load bearing and motion restraints from the surrounding anatomical structures of the SI Joint will be compromised resulting in abnormal stress transfers across the joint to these structures, thereby further augmenting the degenerative cascade of the SI Joint. Eventual pain and cessation of an individual’s normal activities due to a painful and unstable SI Joint have led to an increase in the recent development of SI Joint stabilization devices.

Non-Surgical Treatment of Sacroiliac Joint Disease

Several non-surgical treatments exist for suspected sacroiliac joint pain. These conservative steps often provide desired relief for the patient. Non-surgical treatments include:

●	Physical Therapy.

●	Drug Therapy: including opiates and non-steroidal anti-inflammatory medications.

●	Intra-Articular Injections of Steroid Medications: which are typically performed by physicians who specialize in pain treatment or anesthesia.

When conservative steps fail to deliver sustained pain relief and return to quality of life, specific diagnostic protocols are utilized to explore if a surgical option should be considered.

Diagnosis

Historically, diagnosing pain from the SI Joint was not routinely a focus of orthopedic or neurosurgery training during medical school or residency programs. Due to its invasiveness, post-operative pain, and muscle disruption along with a difficult procedure overall, the open SI Joint fusion procedure was rarely taught in these settings.

The emergence of various less invasive SI Joint surgical technologies has generated a renewed discussion of SI Joint issues. Of particular focus is the diagnostic protocol utilized to properly select patients for SI Joint surgery. Patients with low back pain typically start with primary care physicians who often refer to pain specialists. Here, the patient will undergo traditional physical therapy combined with oral medications (anti-inflammatory, narcotic, etc.). If the patient fails to respond to these steps the pain specialist may move to therapeutic injections of the SI Joint. These injections may serve to lessen inflammation to the point that the patient is satisfied. However, the impact from these injections is often transient. In this case the patient is often referred to a clinician to determine if the patient may be a candidate for surgical intervention. A series of provocative tests in clinic, combined with a specific injection protocol to isolate the SI Joint as the pain generator is then utilized to confirm the need for surgical intervention. Published literature has shown this technique to be a very effective step to determine the best treatment to alleviate pain.

Limitations of Existing Treatment Options

Surgical fixation and fusion of the SI Joint with an open surgical technique was first reported in 1908, with further reports in the 1920s. The open procedure uses plates and screws, requires a 6 to 12-inch incision and is extremely invasive. Due to the high invasiveness and associated morbidity, the use of this procedure is limited to cases involving significant trauma, tumor, etc.

Less invasive surgical options along with implant design began to emerge over the past 15 years. These options feature a variety of approaches and implant designs and have been met with varying degrees of adoption. Lack of a standard and accepted diagnostic approach, complexity of approach, high morbidity of approach, abnormally high complication rates and inability to radiographically confirm fusion have all been cited as reasons for low adoption of these technologies.

Commercialization

Tenon’s Catamaran and SImmetry+ Systems make up the Company’s growing portfolio of advanced SI Joint technologies. Together, these platforms uniquely position Tenon with multiple surgical approaches – lateral and inferior-posterior – both designed to be minimally invasive, enable authentic arthrodesis and supported by robust clinical evidence, including the published prospective Mainsail™ and EVoluSIon™ SI Joint fusion studies. We anticipate that these differentiated technologies will enable physicians to customize treatment plans for their patients with an innovative portfolio that spans SI Joint, spinal fusion, and deformity adjuncts — each solution engineered to deliver fusion outcomes more reliably. We believe that this multi-platform, multi-approach strategy strengthens Tenon’s competitive advantage in the expanding SI Joint fusion market and underscores the Company’s commitment to delivering effective, durable outcomes for physicians and patients.

The Catamaran System

Tenon initiated its national commercial launch of The Catamaran System in October 2022 to address what we believe is a large market opportunity. The Catamaran System includes instruments and implants designed to prepare and fixate the SI Joint for fusion. The Catamaran System is distinct from other competitive offerings in the following ways:

●	Trans-articular placement across the SI Joint

●	Inferior- posterior sacroiliac fusion approach

●	Reduced approach morbidity

●	Direct visualization to the SI Joint

●	Single implant technique

●	Insertion trajectory away from the neural foramen

●	Insertion trajectory away from major lateral vascular structures

●	Autologous bone grafting in the ilium, sacrum and bridge

●	Radiographic confirmation of bridging bone fusion of the SI Joint

The fixation device and its key features are shown below:

Key Features

●	Robust single titanium implant

●	Incorporates fusion principles to facilitate long-term fixation

●	Immediate stabilization along the long axis of the joint.

●	Fenestrated pontoons designed to facilitate bony in-growth.

●	“Pontoons and Bridge window” filled with autologous bone from drilling process

●	Proprietary osteotome bridge designed to disrupt the joint in preparation for fusion

The Catamaran System represents a novel less invasive approach to treat SI Joint dysfunction. Its trans-articular placement, combined with a design rooted in fusion principles, ensures immediate fixation and stabilization supported by peer reviewed clinical and radiographic evidence of fusion with a compelling safety profile. The Catamaran System is a singular implant designed with several proprietary components which allow for it to be explicitly formatted to address the SI Joint with a single, less invasive approach and implant. This contrasts with several competitive implant systems that require multiple approach pathways and implants to achieve fixation. In addition, the inferior-posterior approach is designed to be direct to the joint and through limited anatomical structures which may minimize the morbidity of the approach. The implant features a patented dual pontoon open cell design which enables the clinician to pack the pontoons with the patient’s own autologous bone designed to promote bone fusion across the joint. The Catamaran System is designed specially to resist vertical shear and rotation of the joint in which it was implanted, helping stabilize the joint in preparation for eventual fusion.

The instruments we have developed are proprietary to The Catamaran System and specifically designed to transfix the SI Joint and facilitate an inferior-posterior approach that is unique to the system.

Tenon also has developed a proprietary 2D radiographic placement protocol as well as a protocol for 3D navigation utilizing the latest techniques in spine surgery. These Tenon advancements are intended to further enhance the safety and ease of the procedure and encourage more physicians to adopt the procedure.

In October 2022, we received Institutional Review Board (“IRB”) approval from WCG IRB for two separate Tenon-sponsored post market clinical studies of The Catamaran System. The approval by WCG allows designated Catamaran study centers to begin recruiting and enrolling patients into the clinical studies. The first approval from WCG IRB supports a prospective, multi-center, single arm post market study that will evaluate the clinical outcomes of patients with sacroiliac joint disruptions or degenerative sacroiliitis treated with The Catamaran System. Patients will be followed out to 24 months assessing various patient reported outcomes, radiographic assessments, and adverse events. The second prospective, multi-center, Catamaran study will evaluate 6-to-12-month radiographic outcomes to assess fusion of patients that have already undergone treatment with The Catamaran System. In addition, retrospective and prospective clinical outcomes will be evaluated.

The SImmetry+ System

In August 2025, we acquired The SImmetry+ System, which affords an efficient and effective minimally invasive technique to effect a true arthrodesis of the SI Joint in the following way:

●	Minimally invasive lateral access for safety and control

●	System designed with well-established orthopedic fusion principles

●	New 3D printed titanium implants and proprietary instrumentation provides rigid fixation

●	Joint preparation with the proprietary SImmetry Decorticator removes cartilage and decorticates opposing joint surfaces

●	Bone graft delivery to the prepared joint to facilitate fusion

Corporate Information

We were incorporated on June 19, 2012 , in the State of Delaware. Our principal executive offices are located at 104 Cooper Court, Los Gatos, CA 95032 and our telephone number is (408) 649-5760. Our website address is www.tenonmed.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

SUMMARY OF THE OFFERING

Securities offered by us	1,812,987 shares of common stock, Pre-funded Warrants to purchase 4,000,000 shares of common stock, and accompanying Common Warrants to initially purchase up to 6,975,584 shares of common stock, at an assumed combined public offering price of $0.6021 per share of common stock and accompanying Common Warrants. Each Common Warrant will expire 5 years from the Initial Exercise Date and have an exercise price of $[*] per share (100% of the combined public offering price per share of our common stock and accompanying Common Warrants); provided however, if we effect a reverse stock split, the number of shares of common stock issuable under the Common Warrants will increase to 8,719,481 (on a pre-stock split basis). This offering also relates to the shares of common stock issuable upon exercise of any Common Warrants sold in this offering. See “Description of the Securities We Are Offering -Warrants”.

Pre-Funded Warrants offered by us	We are also offering to those purchasers whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the closing of this offering, in lieu of purchasing common stock, Pre-funded Warrants to purchase up to an aggregate of [*] shares of our common stock. Each Pre-funded Warrant is exercisable for one share of our common stock. The purchase price of each Pre-funded Warrant is equal to the price at which a share of common stock is being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-funded Warrant is $0.001 per share. The Pre-funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any Pre-funded Warrants sold in this offering. For each Pre-funded Warrant that we sell, the number of shares of common stock that we are offering will be reduced on a one-for-one basis. See “Description of the Securities We Are Offering - Warrants.”

Common stock to be outstanding after the offering(1)	17,662,661 shares (assuming no exercise of the Common Warrants and no sale of Pre-funded Warrants).

Use of Proceeds	We currently intend to use the net proceeds to us from this offering for partial repayment of outstanding convertible notes, expansion of the commercial footprint of our product portfolio including training clinicians on our current procedures, hiring additional direct sales reps, expansion of our external distribution network, continuing clinical research studies to support reimbursement and coverage efforts, funding research and development including upcoming future launches, and increases to inventory and instrumentation capacities, as well as other marketing activities, working capital and general corporate purposes. See the section of this prospectus titled “Use of Proceeds” beginning on page 14.

Listing

Our common stock and tradeable warrants (“Tradeable Warrants”) trade on The Nasdaq Capital Market under the symbols “TNON” and “TNONW,” respectively.

There is no established public trading market for the Common Warrants and Pre-funded Warrants being sold in this offering and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants and Pre-funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants and Pre-funded Warrants will be limited.

Risk Factors

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 8 of this prospectus before deciding whether or not to invest in shares of our common stock.

Placement Agent’s Warrants

The registration statement of which this prospectus is a part also registers for sale the Placement Agent’s Warrants, which give the Placement Agent the right to purchase up to 3.0% of the shares of Common Stock (including any Pre-Funded Warrants) sold in this public offering, as a portion of the Placement Agent fee in connection with this public offering. The Placement Agent’s Warrants will be exercisable at any time, and from time to time, in whole or in part, and expiring five years from the date of the registration statement in this public offering at an exercise price of $[●] (120% of the combined offering price per share and Common Warrants). We are registering the Placement Agent’s Warrants and the shares of common stock issuable upon exercise of the Placement Agent’s Warrants in the registration statement of which this prospectus is a part. See “Plan of Distribution-Placement Agent’s Warrants” on page 20 of this prospectus for a description of the Placement Agent’s Warrants

Lock-Up Agreements

We have agreed with the Placement Agent, subject to certain customary exceptions, not to sell additional equity securities for a period of 30 days after the effective date of this Offering, except that these restrictions shall not apply to any equity sales through an at-the-market facility. Our directors and officers have agreed with the Placement Agent not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock, subject to certain exceptions, for a period of 60 days after the date of this prospectus, which restriction may be waived in the discretion of the Placement Agent. See “Plan of Distribution-Lock-Up Agreements” on page 20 of this prospectus.

Transfer Agent and Registrar	Vstock Transfer, LLC.
Reasonable best efforts

We have agreed to offer and sell the securities offered hereby to the purchasers through the placement agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 19 of this prospectus.

(1)	The number of shares of common stock to be outstanding after this offering is based on 11,849,674 shares of common stock outstanding as of June 17, 2026, and excludes:

●	8,173,914 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price equal to $2.11 per share;

●	17,697 shares of common stock issuable upon the exercise of outstanding stock options, with a weighted average exercise price equal to $13.12 per share;

●	1,213,692 shares of common stock issuable upon the vesting of restricted stock units (“RSUs”); and

●	42,841 shares of common stock reserved for future issuance under Tenon Medical, Inc. 2022 Equity Incentive Plan, as amended.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below as well as the risks set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), which is incorporated by reference into this prospectus, as amended or supplemented by our subsequent filings with the SEC. You should also refer to the other information contained in this prospectus and the documents incorporated by reference herein, including our financial statements and related notes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial that could also impair our business, operating results and financial position. If any of the events described below were to occur, our business, financial condition, ability to access capital resources, results of operations and future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result, you could lose some or all of any investment that you may make in our common stock.

Risks Related to this Offering

This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. The success of this offering will impact our ability to use the proceeds to execute our business plans. We may have insufficient capital to implement our business plans and satisfy current obligations, potentially resulting in greater operating losses or dilution unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

You will experience immediate dilution in the net tangible book value per share of the common stock you purchase, and may experience additional dilution in the future.

The effective public offering price per share will be substantially higher than the net tangible book value per share of the outstanding shares of our common stock immediately after this offering. Based on an assumed combined public offering price of $0.6021 per share and accompanying Common Warrants, and our net tangible book value as of March 31, 2026, if you purchase our securities (assuming full exercise of any Pre-funded Warrants and 100% of the shares offered in this offering are sold) in this offering, you will pay more for your shares of common stock than the amounts paid by our existing shareholders for their shares of common stock and you will suffer immediate dilution of approximately $0.488 per share in net tangible book value. In addition, the shares of common stock issuable upon the exercise of the Common Warrants to be issued pursuant to the offering will further dilute the ownership interest of shareholders not participating in this offering and holders of outstanding warrants who have not exercised their warrants. As a result of this dilution, investors purchasing securities in this offering may receive significantly less than the full purchase price that they paid for the shares of common stock purchased in this offering in the event of a liquidation. To the extent shares of common stock are issued under outstanding convertible preferred stock, options and warrants at exercise prices lower than the public offering price of our shares of common stock in this offering, including the shares of common stock underlying the Pre-funded Warrants, holders will incur further dilution.

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

An active trading market for our shares may not be sustained.

Although our shares are listed on The Nasdaq Stock Market LLC, the market for our shares has demonstrated varying levels of trading activity. The current level of trading may not be sustained in the future. The lack of an active market for our shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

This offering may cause the trading price of our common stock to decrease.

The number of shares of common stock underlying the securities we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Pre-funded Warrants or Common Warrants issued in connection with the offering will have on the market price of our common stock from time to time.

Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If additional capital is raised through the sale of equity or convertible debt securities, or perceptions that those sales could occur, the issuance of these securities could result in further dilution to investors purchasing our common stock in this offering or result in downward pressure on the price of our common stock, and our ability to raise capital in the future.

We are currently listed on The Nasdaq Capital Market. Failure to maintain our compliance with Nasdaq’s continued listing standards or other requirements could result in our common stock being delisted from Nasdaq, which could adversely affect our liquidity and the trading volume and market price of our common stock and decrease or eliminate your investment.

Our common stock is currently listed on the Nasdaq Capital Market on Nasdaq under the symbol “TNON.” Nasdaq requires listed issuers to comply with certain standards in order to remain listed on its exchange. We must meet certain standards of the Nasdaq Stock Market LLC (“Nasdaq”) including, but not limited to financial and liquidity criteria, to maintain the listing of our common stock on Nasdaq. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq for any reason may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

On February 25, 2026, we received a letter (the “Notification Letter”) from the Nasdaq Listing Qualifications Staff of Nasdaq stating that for the 30 consecutive business day period between January 9, 2026 and February 24, 2026, our common stock had not maintained a minimum closing bid price of $1.00 per share which is required for continued listing on Nasdaq. We were provided an initial period of 180 calendar days, or until August 24, 2026 (the “Compliance Period”), to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the Compliance Period.

If we do not regain compliance with the Bid Price Rule by August 24, 2026, we may be eligible for an additional 180-day period to regain compliance. To qualify, we would have to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the Bid Price Rule, and would need to provide written notice of its intention to cure the bid price deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we cannot regain compliance during the Compliance Period or any subsequently granted compliance period, our common stock will be subject to delisting. At that time, we may appeal the delisting determination to a Nasdaq hearings panel.

In addition, on May 21, 2026, we received a written notice from Nasdaq, notifying us that we are no longer in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2,500,000 (“Stockholders’ Equity Rule”). In our Quarterly Report on Form 10-Q for the period ended March 31, 2026, we reported stockholders’ equity of $1,895,000. We do not currently meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations. Under Nasdaq rules, we have 45 calendar days, or until July 6, 2026, to submit a plan or regain compliance. If it is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the notice for the Company to regain compliance.

The notices from Nasdaq have no immediate effect on the listing of our common stock, which will continue to be listed on Nasdaq under the symbol “TNON.” We are currently evaluating our options for regaining compliance with the Bid Price Rule. We are also presently evaluating various courses of action to regain compliance if as a result of this offering Nasdaq does not consider us in compliance with the Stockholders’ Equity Rule and would intend to timely submit a plan to Nasdaq to regain compliance with the Stockholders’ Equity Rule. However, in such cases there can be no assurance that our plan would be accepted or that if it is, we would be able to regain compliance and maintain our listing on The Nasdaq Capital Market. If we fail to regain compliance with the Stockholders’ Equity Rule as a result of this offering or fail to submit a plan to regain compliance, or our plan is not accepted, or if Nasdaq grants an extension but we do not regain compliance within the extension period, Nasdaq will provide notice that our securities will become subject to delisting. In such event, Nasdaq rules would permit the Company to appeal the decision to reject the Company’s proposed compliance plan or any delisting determination to a Nasdaq Hearings Panel. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

There is no assurance that we will regain compliance with the Bid Price Rule, the Stockholders’ Equity Rule, or maintain compliance with any of the other Nasdaq continued listing requirements.

Additionally, in January 2026, Nasdaq proposed a rule change that would require companies listed on the Nasdaq Global and Capital Markets to maintain a minimum market value of listed securities (“MVLS”) of at least $5 million. If adopted, this requirement would represent an additional continued listing standard applicable to our common stock. Under the proposed rule, if a company’s MVLS falls below $5 million for 30 consecutive business days, Nasdaq would immediately suspend trading and delist the company’s securities, with no compliance or cure period. Unlike some other Nasdaq listing deficiencies, the proposed rule would not provide an opportunity to regain compliance prior to suspension, and a hearing request would not stay the suspension of trading.

The market value of our common stock may fluctuate significantly due to a number of factors, many of which are outside of our control, including market conditions, investor sentiment toward small-cap companies, our operating performance, and general economic conditions. As a result, we may be unable to maintain the required MVLS threshold at all times. If this proposed rule is approved and adopted, any sustained decline in our MVLS below $5 million could result in the immediate suspension and delisting of our common stock from Nasdaq.

A delisting of our common stock and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

Any delisting determination by Nasdaq could seriously decrease or eliminate the value of an investment in our common stock and other securities linked to our common stock. While a listing on an over-the-counter exchange could maintain some degree of a market in our common stock, we could face substantial material adverse consequences, including, but not limited to, the following:

●	limited availability for market quotations for our common stock;

●	reduced liquidity with respect to and decreased trading prices of our common stock;

●	a determination that shares of our common stock are “penny stock” under SEC rules, subjecting brokers trading our common stock to more stringent rules on disclosure and the class of investors to which the broker may sell the common stock;

●	limited news and analyst coverage for our Company, in part due to the “penny stock” rules;

●	decreased ability to issue additional securities or obtain additional financing in the future; and

●	potential breaches under or terminations of our agreements with current or prospective large stockholders, strategic investors and banks.

The perception among investors that we are at heightened risk of delisting could also negatively affect the market price of our securities and trading volume of our common stock.

There is no public market for the Common Warrants or Pre-funded Warrants being offered by us in this offering.

There is no established public trading market for the Common Warrants or the Pre-funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants or the Pre-funded Warrants on any national securities exchange or other nationally recognized trading system. Consequently, there is no public trading market for the warrants, and we do not expect a market to develop. Accordingly, investors may find it difficult to dispose of, or to obtain accurate quotations as to the market value of, the warrants. This lack of a trading market could result in investors being unable to liquidate their investment in the warrants or to sell them at a price that reflects their value. The absence of a public market for these securities could also reduce the liquidity and market price of our common stock to which these warrants are exercisable. Investors should be prepared to bear the risk of investment in the Common Warrants and the Pre-funded Warrants indefinitely.

The Common Warrants are speculative in nature.

The Common Warrants will be exercisable for five years from the date of initial exercise at an exercise price of $[*] per share (at an exercise price equal to 100% of the assumed combined public offering price per share of our common stock and accompanying Common Warrants that is based on the closing price of the Company’s common stock on Nasdaq on June 17, 2026). There can be no assurance   that the market price of the common stock will ever equal or exceed the exercise price of the Common Warrants. In the event that our common stock price does not exceed the exercise price of the Common Warrants during the period when the Common Warrants are exercisable, a holder of the Common Warrants may be unable to profit from exercising such Common Warrants before they expire.

Except as otherwise provided in the Common Warrants and Pre-funded Warrants, holders of Common Warrants and Pre-funded Warrants purchased in this offering will have no rights as stockholders until such holders exercise their Common Warrants or Pre-funded Warrants and acquire our common stock.

Holders of the Common Warrants and the Pre-funded Warrants will not have the same voting rights as those associated with our common stock and may have no voting rights with respect to the shares underlying the warrants until such shares are acquired upon exercise of the warrants. As a result, if such holders do not exercise their warrants, they will not have any influence over matters requiring stockholder approval during the period they hold the Common Warrants and Pre-funded Warrants, as applicable.

Since we do not expect to pay any cash dividends for the foreseeable future, investors may be forced to sell their stock in order to obtain a return on their investment.

We do not anticipate declaring or paying in the foreseeable future any cash dividends on our capital stock. Instead, we plan to retain any earnings to finance our operations and growth plans discussed elsewhere or incorporated by reference in this prospectus. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our common stock.

Adjustments to the terms of Pre-funded Warrants.

The terms of the Pre-funded Warrants, including the exercise price and the number of shares of common stock issuable upon exercise, may be adjusted in certain circumstances, including in the event of stock dividends, stock splits, and similar transactions. While adjustments are generally intended to prevent dilution for holders of Pre-funded Warrants, there is no assurance that such adjustments will fully protect the value of the Pre-funded Warrants.

The Common Warrants and the Pre-funded Warrants have beneficial ownership limitations.

An investment in our Common Warrants and Pre-funded Warrants involves a significant risk due to the 4.99% (or 9.99% if the investor so elects) beneficial ownership limitation. The terms of the Common Warrants and the Pre-funded Warrants prohibit any single holder from exercising the warrants if such exercise would result in the holder beneficially owning more than 4.99% (or 9.99% if the investor so elects) of our outstanding common stock immediately after the exercise, as elected by the holder at the time of issuance of the warrants. This limitation may also hinder the holder’s ability to sell or exercise the Common Warrants or the Pre-funded Warrants when it may be most advantageous to do so, which could affect the value of their investment.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-funded Warrants.

Each Pre-funded Warrant will be exercisable and will have no expiration date and by means of payment of the nominal cash purchase price upon exercise. Accordingly, we will not receive any or any meaningful additional funds upon the exercise of the Pre-funded Warrant.

We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrant agency agreement with Vstock Transfer, LLC (“Warrant Agency Agreement”) provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. All other modifications or amendments, including any amendment to increase the exercise price of the warrants or shorten the exercise period of the warrants, shall require the written consent of the registered holders of a majority of the then outstanding warrants which may be contrary to your interests.

Our Warrant Agency Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with us.

Our Warrant Agency Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agency Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agency Agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our Warrant Agency Agreement.

If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agency Agreement, is filed in a court other than courts of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as an agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Warrant Agency Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

●	Our ability to effectively operate our business segments;

●	Our ability to manage our research, development, expansion, growth, and operating expenses;

●	Our ability to evaluate and measure our business, prospects, and performance metrics;

●	Our ability to compete, directly and indirectly, and succeed in the highly competitive medical devices industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

●	Other factors (including the risks contained in our most recent Annual Report on Form 10-K and in the other documents that we include or incorporate by reference into this prospectus) relating to our industry, our operations and results of operations, including risks related to FDA regulatory requirements, potential changes in the regulatory environment for medical devices, our ability to maintain regulatory clearances and approvals for our products, and our ability to obtain any additional regulatory clearances or approvals that may be required.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering from the sale of shares of the Company’s common stock based on the assumed combined public offering price of $0.6021 per share of common stock, and accompanying Common Warrants, which represents the closing price of our common stock on June 17, 2026 and assuming full exercise of Pre-funded Warrants and no exercise of Common Warrants will be approximately $2,972,500, after deducting the Placement Agent fees and estimated offering expenses. However, because this is a reasonable best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the Placement Agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We intend to use the net proceeds of this offering to repay a portion of our convertible notes payable and for expansion of the commercial footprint of our product portfolio including training clinicians on our current procedures, hiring additional direct sales reps, expansion of our external distribution network, continuing clinical research studies to support reimbursement and coverage efforts, funding research and development including upcoming future launches, and increases to inventory and instrumentation capacities, as well as other marketing activities, working capital and general corporate purposes.

We will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock.

The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $[*] million as anticipated and there is no guarantee that we will receive any proceeds from the offering. All amounts included in the table below are estimates.

Description	If 100% of securities offered are sold
Gross proceeds	$3,500,000
Placement Agent fees	$227,500
Offering expenses	$300,000
Net proceeds	$2,972,500
Convertible note repayment	$445,875
Expansion of the commercial footprint of our product portfolio including training clinicians on our current procedures	$250,000
Hiring additional direct sales reps, expansion of our external distribution network	$500,000
Continuing clinical research studies to support reimbursement and coverage efforts, funding research and development including upcoming future launches, and increases to inventory and instrumentation capacities and other marketing activities	$1,276,625
Working capital and general corporate purposes	$500,000
Total	$2,972,500

Description	If 25% of securities offered are sold	If 50% of securities offered are sold	If 75% of securities offered are sold	If 100% of securities offered are sold
Gross proceeds	$875,000	$1,750,000	$2,625,000	$3,500,000
Placement Agent fees	$56,875	$113,750	$170,625	$227,500
Offering expenses	$273,750	$282,500	$291,250	$300,000
Net proceeds	$544,375	$1,354,000	$2,163,125	$2,972,500
Convertible note repayment	$81,657	$203,100	$324,469	$445,875
Expansion of the commercial footprint of our product portfolio including training clinicians on our current procedures	$45,728	$113,736	$181,703	$250,000
Hiring additional direct sales reps, expansion of our external distribution network	$91,455	$227,472	$363,405	$500,000
Continuing clinical research studies to support reimbursement and coverage efforts, funding research and development including upcoming future launches, and increases to inventory and instrumentation capacities and other marketing activities	$234,081	$582,220	$930,144	$1,276,625
Working capital and general corporate purposes	$91,454	$227,472	$363,404	$500,000
Total	$544,375	$1,354,000	$2,163,125	$2,972,500

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this offering in a money market or other interest-bearing account. The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing and commercialization efforts, demand for our products, our operating costs and the other factors described under “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K and in the other documents that we include or incorporate by reference into this prospectus. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price paid by the purchasers of the shares of common stock (or Pre-funded Warrants) and accompanying Common Warrants sold in this offering and the pro forma as adjusted net tangible book value per share of common stock after this offering.

Net tangible book value per share is determined by dividing our total tangible assets less total liabilities by the number of outstanding shares of our common stock. As of March 31, 2026, we had a net tangible book value of approximately $(982,000) or $(0.087) per share of common stock based upon 11,296,378 shares of common stock outstanding as of that date (exclusive of 276,228 shares of restricted unvested common stock).

After giving effect to the issuance, subsequent to March 31, 2026, of 276,228 shares of common stock to SiVantage, Inc., pursuant to the Asset Purchase Agreement, dated August 1, 2025, by and between the Company and SiVantage, Inc, our pro forma net tangible book value as of March 31, 2026 was approximately $(982,000) or $(0.085) per share of common stock, based upon 11,572,606 shares of common stock outstanding as of March 31, 2026. Pro forma net tangible book value represents net tangible book value adjusted to take into account issuances subsequent to March 31, 2026.

After giving effect to the sale of shares of common stock or Pre-funded Warrants and accompanying Common Warrants in this offering at an assumed offering price of $0.6021 per share and accompanying Common Warrants, which was the closing price of our common stock as reported on the Nasdaq Capital Market on June 17, 2026, and after deducting Placement Agent fees and estimated offering expenses payable by us, and assuming full exercise of any Pre-funded Warrants in this offering on the closing date, no exercise of the Common Warrants or Placement Agent Warrants being offered in this offering, that no value is attributed to such warrants and that such warrants are classified as and accounted for as equity, our as adjusted pro forma net tangible book value would have been $0.114 per share. This represents an immediate increase in pro forma net tangible book value of $0.199 per share to existing stockholders and an immediate dilution in net tangible book value of $0.488 per share to investors purchasing securities in this offering at the assumed offering price. Dilution represents the difference between the amount per share paid by purchasers in this offering and the as adjusted pro forma net tangible book value per share of common stock after the offering.

The following table illustrates the dilution on a per share basis:

Assumed public offering price per share		$0.6021
Historical net tangible book value per share as of March 31, 2026	$(0.087)
Pro forma net tangible book value per share	$(0.085)
Increase in pro forma net tangible book value per share attributable to this offering	$0.199
Pro forma as adjusted net tangible book value per share after this offering		$0.114
Dilution in net tangible book value per share to new investors in this offering		$0.488

Each $0.10 increase (decrease) in the assumed public offering price of $0.6021 per share of common stock and accompanying Common Warrants would increase (decrease) the as adjusted pro forma net tangible book value by $0.031 per share of common stock and the dilution to new investors by $0.069 per share, after deducting the estimated Placement Agent fees and estimated offering expenses payable by us.

We may also increase or decrease the number of shares we are offering. An increase of 100,000 shares in the number of shares of common stock offered by us would increase our as adjusted pro forma net tangible book value by approximately $56,000, or approximately $0.003 per share of common stock, and decrease the dilution per share to investors in this offering by approximately $0.003 per share, assuming that the number of shares of common stock and accompanying Common Warrants offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated Placement Agent fees and estimated offering expenses payable by us. Similarly, a decrease of 100,000 shares in the number of shares of common stock offered by us would decrease our as adjusted pro forma net tangible book value by approximately $56,000, or approximately $0.003 per share, and increase the dilution per share to investors in this offering by approximately $0.003 per share, assuming the assumed combined offering price of $0.6021 per share of common stock and accompanying Common Warrant remains the same and after deducting the estimated Placement Agent fees and estimated offering expenses payable by us. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined between us and the Placement Agent at pricing.

The above discussion and table are based on 11,296,378 shares of our common stock outstanding as of March 31, 2026 (exclusive of 276,228 shares of restricted unvested common stock), and excludes as of such date:

●	8,173,914 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price equal to $2.11 per share;

●	17,697 shares of common stock issuable upon the exercise of outstanding stock options, with a weighted average exercise price equal to $13.12 per share;

●	536,192 shares of common stock issuable upon the vesting of RSUs; and

●	720,341 shares of common stock reserved for future issuance under Tenon Medical, Inc. 2022 Equity Incentive Plan, as amended.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors.

Election of Directors. The holders of our common stock, voting as a separate class, shall be entitled to elect one member of our Board.

Dividend Rights. Subject to limitations under Delaware law and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters. The holders of our common stock have no subscription, redemption or conversion privileges. Our common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Warrants

Pre-funded Warrants to be issued in this Offering

The following summary of certain terms and conditions of the Pre-funded Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of Pre-funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrants.

General

The term “pre-funded” refers to the fact that the purchase price of the Pre-funded Warrants in this offering includes almost the entire exercise price that will be paid under the Pre-funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving Pre-funded Warrants in lieu of shares of our common stock which would result in such ownership of more than 4.99% (or, at the election of the holder, 9.99%), and receiving the ability to exercise their option to purchase the shares underlying the Pre-funded Warrants at a nominal price at a later date.

Form

The Pre-funded Warrants will be issued as individual warrant agreements to the investors. You should review the form of Pre-funded Warrant, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Pre-funded Warrants.

Exercisability

The Pre-funded Warrants are exercisable at any time after their original issuance. The Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the Pre-funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-funded Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants.

Duration and Exercise Price

The exercise price per whole share of our common stock purchasable upon the exercise of the Pre-funded Warrants is $0.001 per share of common stock. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-funded Warrants are exercised in full.

Cashless Exercise

If, at any time after the issuance of the Pre-funded Warrants, the holder exercises its Pre-funded Warrants and a registration statement registering the issuance of the shares of common stock underlying the Pre-funded Warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the Pre-funded Warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the Pre-funded Warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the Pre-funded Warrants to the holders.

Transferability

Subject to applicable laws, the Pre-funded Warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Pre-funded Warrants to us together with the appropriate instruments of transfer.

Exchange Listing

There is no established trading market for the Pre-funded Warrants and we do not plan on applying to list the Pre-funded Warrants on The Nasdaq Capital Market or any other national securities exchange or any other nationally recognized trading system.

Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock or as otherwise set forth in the Pre-funded Warrants, the holder of a Pre-funded Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Pre-funded Warrant.

Common Warrants to be issued in this Offering

The following summary of certain terms and provisions of the Common Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of the Common Warrants, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of the Common Warrants.

Duration and Exercise Price. Each Common Warrant offered hereby will have an initial exercise price per share equal to $[*] (equal to 100% of the combined public offering price per share of our common stock and accompanying Common Warrants). The Common Warrants will be exercisable immediately on the closing date (the “Initial Exercise Date”). The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. A Common Warrant to purchase one share of our common stock will be issued for every one share of common stock and Pre-funded Warrant purchased in this offering. The Common Warrants will be issued in certificated form.

Exercisability. The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise, as discussed below). A holder (together with its affiliates) may not exercise any portion of the Common Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice from the holder to us. No fractional shares of common stock will be issued in connection with the exercise of a Common Warrant. In lieu of fractional shares, we will round up to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of common stock underlying the Common Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Warrants.

Increase in Number of Shares Upon Reverse Stock Split. If we effect a reverse stock split after the closing of this public offering the number of shares issuable under the Common Warrants will be increased from [*] to [*] (on a pre-stock split basis).

Transferability. Subject to applicable laws, the Common Warrants may be transferred at the election of the holder upon surrender of the Common Warrant to the Company together with the appropriate instruments of transfer.

Exchange Listing. There is no established public trading market for the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system.

Fundamental Transaction. In the event of a fundamental transaction, as described in the form of Common Warrant, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Common Warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction.

Warrant Agent; Global Certificate. Pursuant to Warrant Agency Agreement between us and Vstock Transfer, LLC, as Warrant agent, the Common Warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Rights as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they acquire shares of our common stock upon exercise of their Common Warrants.

PLAN OF DISTRIBUTION

We have engaged WallachBeth Capital, or the Placement Agent, to act as our exclusive Placement Agent to solicit offers to purchase the shares of our common stock, Pre-funded Warrants and Common Warrants offered by this prospectus. The Placement Agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the shares of common stock, Pre-funded Warrants, and Common Warrants being offered. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent will have no authority to bind us by virtue of the engagement letter. This is a best efforts offering, and there is no minimum offering amount required as a condition to the closing of this offering. The Placement Agent may retain sub-agents and selected dealers in connection with this offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement, including but not limited to: (i) a covenant to not enter into variable rate financings for a period of three months following the closing of the offering, subject to an exception; and (ii) a covenant to not enter into any equity financings for 30 days from closing of the offering, subject to certain exceptions.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include, but are not limited to:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as registration of shares issued and issuable upon exercise of the Common Warrants, no integration with other offerings, no shareholder rights plans, use of proceeds, indemnification of purchasers, reservation and listing of common stock, and no subsequent equity sales for 30 days.

Delivery of the shares of common stock, Pre-funded Warrants and Common Warrants offered hereby is expected to occur on or about [*], 2026, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below:

	Per share and Common Warrants	Per Pre-funded Warrant and Accompanying Common Warrants	Total
Public offering price	$	$	$
Placement Agent fees(1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$

(1)	We have agreed to pay the placement agent a cash fee equal to 6.5% of the aggregate purchase price paid by each purchaser of securities that are sold in the offering. We have also agreed to reimburse the placement agent for certain of its offering-related expenses including accountable offering-related legal expenses in an amount up to $65,000 and pay the placement agent a non-accountable expense allowance not to exceed 1% of the offering proceeds.

(2)	The amount of proceeds, before expenses, to us does not give effect to any exercise of the Pre-funded Warrants or Common Warrants.

We have agreed to pay the Placement Agent’s accountable legal expenses relating to the offering in the amount of $65,000, and to pay the Placement Agent non-accountable expenses in connection with the offering in the amount not to exceed 1% of the gross proceeds of this offering. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $ [*].

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Placement Agent’s Warrants

In addition, we have agreed to issue to the Placement Agent or its designees Placement Agent Warrants to purchase up to 3% of the aggregate number of shares of common stock sold in this offering (including shares underlying any Pre-funded Warrants), at an exercise price equal to 120% of the public offering price per share to be sold in this offering. The Placement Agent Warrants will be exercisable upon issuance and will expire five years from the commencement of sales under this offering. The Placement Agent Warrants provide for customary adjustments for share dividends, splits and recapitalizations and the like consistent with FINRA Rule 5110. The Placement Agent Warrants and the shares of common stock underlying the Placement Agent Warrants are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent Warrant is included as an exhibit to this registration statement of which this prospectus forms a part.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “TNON.” We do not plan to list the Pre-funded Warrants or the Common Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Lock-Up Agreements

We have agreed with the Placement Agent, subject to certain customary exceptions, not to sell additional equity securities for a period of 30 days after the effective date of this Offering, except that these restrictions shall not apply to any equity sales through an at-the-market facility. Pursuant to “lock-up” agreements, our executive officers, directors, and certain five percent (5.0%) security holders have agreed, subject to limited exceptions, not to directly or indirectly offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 60 days from the closing date of the offering.

Right of First Refusal

According to the terms of the placement agency agreement, the Placement Agent shall have the right of first refusal for a period of thirty (30) days after the closing of this offering to participate in each and every future public and private equity and debt offerings of the Company, or any successor to or any subsidiary of the Company. The right of first refusal granted hereunder may be terminated by us for “cause,” which shall mean a material breach by the Placement Agent or a material failure by the Placement Agent to provide the services as contemplated by the placement agency agreement in which case we will not be obligated to honor the right of first refusal.

Tail

We have also agreed to pay the Placement Agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted by the Placement Agent or who was brought over-the-wall during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction of any kind during the six-month period following the closing of this public offering or the expiration or termination of our engagement of the Placement Agent.

Indemnification

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Certain Relationships

The Placement Agent and its affiliates have provided and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have or may in the future receive customary fees, however, except for the right of first refusal disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

The Placement Agent and certain of its affiliates are full service financial institutions engaged in, and may in the future engage in, various activities, which may include securities trading, investment banking and other commercial dealings, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

In the ordinary course of its various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States of America, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Transfer Agent

The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

EXPERTS

The financial statements of Tenon Medical, Inc. as of and for the years ended December 31, 2025 and December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of Haskell & White LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report of Haskell & White LLP on the financial statements of Tenon Medical, Inc. as of and for the years ended December 31, 2025 and December 31, 2024 contains an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York. The Placement Agent is being represented by Sheppard, Mullin, Richter & Hampton LLP, New York, New York, in connection with this offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 27, 2026;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 15, 2026;

●	our Current Reports on Form 8-K filed with the SEC on February 27, 2026, March 17, 2026, May 22, 2026, June 11, 2026, and June 12, 2026;

●	our preliminary proxy statement on Schedule 14A filed with the SEC on June 12, 2026;

●	the description of our common stock contained in the Registration Statement on Form 8A12B (File No. 001-41364) relating thereto, filed on April 26, 2022, including any amendment or report filed for the purpose of updating such description; and

●	any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of: (1) the completion of the offering of our shares of common stock pursuant to this prospectus, and (2) the date we stop offering our shares of common stock pursuant to this prospectus, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents.

You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

Tenon Medical, Inc.

Attn: Chief Financial Officer

104 Cooper Court

Los Gatos, California 95032

Telephone: (408) 649-5760

The information contained on our website is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.tenonmed.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

1,812,987 shares of Common Stock

Common Stock Purchase Warrants to Purchase up to 6,975,584 shares of Common Stock

Pre-funded Warrants to Purchase up to 4,000,000 shares of Common Stock

Up to 6,975,584 shares of Common Stock underlying the Common Stock Purchase Warrants

Up to 4,000,000 shares of Common Stock underlying the Pre-funded Warrants

Tenon Medical, Inc.

PROSPECTUS

____________________, 2026

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than Placement Agent fees, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA filing.

Amount
Securities and Exchange Commission registration fee	$1,409.64
FINRA filing fee	$1,741.63
Accountants’ fees and expenses	$15,000.00
Legal fees and expenses	$125,000.00
Printing and engraving expenses	$5,000.00
Miscellaneous	$51,848.73
Total expenses	$200,000.00

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (“DGCL”) permits a Company to eliminate the personal liability of directors of a Company to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a Company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the Company for another Company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our charter, as amended provides that we will indemnify to the fullest extent permitted from time to time by the DGCL or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company, by reason of his acting as a director or officer of the Company or any of its subsidiaries (and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Company or any of its subsidiaries or is or was serving at the request of the Company in any other capacity for or on behalf of the Company) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Company shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board of Directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or any rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

If a claim is not paid in full by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Company has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Indemnification shall include payment by the Company of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the last three years which was not registered under the Securities Act of 1933, as amended.

(a) Issuance of Capital Stock.

Common Stock and Preferred Stock

In April 2022, we issued 3,905 shares of common stock to SpineSource, Inc. The shares of common stock had a value of $400.00 per share.

In February 2024, we issued a total of 256,968 shares of Series A Preferred Stock to investors.

In July 2023, we completed a private placement to Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to which we have the right to sell to Lincoln Park up to $10.0 million in shares of common stock, subject to certain limitations, from time to time over the 24-month period commencing on the date that a registration statement covering the resale of the shares is declared effective by the SEC. We issued 12,364 Commitment Shares to Lincoln Park as consideration for its commitment to purchase our shares under the Purchase Agreement. In the Purchase Agreement, Lincoln Park represented to us, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities were and will be sold by us under the Purchase Agreement in reliance upon an exemption from the registration requirements under the Securities Act afforded by Section 4(a)(2) of the Securities Act.

In February 2024, we issued 11,231 shares to Lincoln Park pursuant to a purchase facility with Lincoln Park.

In July 2024, we issued 21,368 shares to Lincoln Park pursuant to a purchase facility with Lincoln Park.

In August 2024 we issued 16,250 shares to Lincoln Park pursuant to a purchase facility with Lincoln Park.

In September 2024, we issued a total of 86,454 shares of Series B Preferred Stock to investors.

In August 2025, we issued SiVantage, Inc. (“SiVantage”) 710,300 shares of the Company’s common stock, of which 473,533 are to be held by the Company for a period of one-year as security to satisfy any indemnification claims against SiVantage in accordance with the asset purchase agreement by and between the Company and SiVantage, dated as of August 1, 2025 (“SI APA”).

In August 2025, we issued each of Mr. Geist, our Chief Innovation Officer, and Mr. Grawey, our Chief Commercial Officer, 138,114 shares of common stock of the Company (subject to vesting terms) in accordance with their respective employment agreements with the Company.

In November 2025, we issued certain accredited investors (the “Purchasers”), including Mr. Geist and Mr. Grawey, an aggregate of 2,217,904 shares of common stock of the Company and Warrants (as described below), at a combined offering price of $1.285 per share and warrant to purchase one share of common stock, pursuant to the securities purchase agreements signed by the Company and Purchasers on November 10, 2025 (“November 2025 PIPE Financing”). The Company issued such securities in reliance on the exemption from registration provided by Section 4(a)(2) and Regulation 506(b) under the Securities Act.

In November 2025, we issued our employee 6,554 shares of common stock pursuant to Tenon Medical, Inc. 2022 Equity Incentive Plan, as amended.

In January 2026, we issued our directors and officers an aggregate 433,321 shares of common stock upon conversion of 50% restricted stock units issued on October 13, 2025, pursuant to the Tenon Medical, Inc. 2022 Equity Incentive Plan.

On May 1, 2026, we issued 276,228 shares of our common stock to SiVantage, pursuant to the SI APA, in connection with the achievement of a certain milestone set forth therein.

The issuance of the capital stock listed above was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(b) Option Grants.

On August 10, 2021 the Company issued a total of 263 options to various individuals at an exercise price of $564.80 per share. The options are subject to equal monthly vesting over a two or three-year period.

On October 8, 2021 the Company issued a total of 275 options to various individuals at an exercise price of $600.00 per share. The options are subject to equal monthly vesting over a two or three-year period.

The options described above were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipients of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(c) Warrants.

In April 2022, in connection with the Company’s initial public offering, the Company granted the Underwriters warrants to purchase a total of 1,200 shares of the Company’s common stock. The warrants are immediately exercisable at an exercise price of $400.00 per share and expire on the fifth anniversary of the commencement of sales under the IPO.

In November 2023, we issued warrants to purchase 5,625 shares of our common stock at an exercise price equal to $15.52 per share to investors.

In February 2024, we issued warrants to purchase 51,934 shares of our common stock at an exercise price equal to $10.164 per share to investors.

In September 2024, we issued warrants to purchase 16,214 shares of our common stock at an exercise price equal to $4.2756 per share to investors.

In September 2024, we issued warrants to purchase 2,445,700 shares of our common stock at an exercise price equal to $4.28 per share.

On March 12, 2025, we issued warrants to purchase 3,668,550 shares of our common stock at an exercise price of $1.25 per share.

On March 26, 2025, we issued warrants to purchase 733,500 shares of our common stock at an exercise price of $2.00 per share.

On March 27, 2025, we issued warrants to purchase 1,271,500 shares of our common stock at an exercise price of $2.00 per share.

In November 2025, in connection with the November 2025 PIPE Financing, we issued the Purchasers, including Mr. Geist and Mr. Grawey, an aggregate of 2,217,904 common stock purchase warrants (the “Warrants”), each exercisable for one share of common stock of the Company, at a combined offering price of $1.285 per Share and Warrant to purchase one share of common stock. The Warrants have an exercise price of $1.16 per share and expire three years from the date of issuance. The Company issued such securities in reliance on the exemption from registration provided by Section 4(a)(2) and Regulation 506(b) under the Securities Act.

The warrants described above were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipients of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(d) Issuance of Notes.

In March 2026, we issued certain accredited investors 20% Original Issue Discount Senior Convertible Promissory Notes in an aggregate principal amount of $5.2 million in a private placement (the “Notes”) for aggregate gross proceeds of approximately $4.3 million before deducting fees and expenses of the underwriter. The Notes have a maturity date of September 11, 2026 (which can be extended at the option of the Company until December 11, 2026) and are convertible, following the six month anniversary of the issuance date, into shares of the Company’s common stock at a conversion price equal to 80% of the VWAP for the three (3) Trading Days immediately prior to the date of conversion, subject to adjustment as provided in the Notes.

The issuance of the Notes was made pursuant to the exemption from the registration requirements under the Securities Act available to the Company under Section 4(a)(2) and/or Regulation D promulgated thereunder due to the fact the offering of the Notes did not involve a public offering of securities.

(e) Issuance of Restricted Stock Units.

In October 2025, we issued our directors and officers an aggregate 866,642 restricted stock units (“RSUs”) pursuant to the Tenon Medical, Inc. 2022 Equity Incentive Plan, as amended, vesting and automatically converting into the shares of common stock of the Company on one-for-one basis in two installments: 50% on January 1, 2026, and 50% on July 31, 2026.

The Company issued the RSUs as described above in reliance on exemption from the registration requirements of the Securities Act, available to the Company under Section 4(a)(2) of the Securities Act due to the fact that the issuance did not involve a public offering of securities.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Placement Agency Agreement
3.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 No. 333-271648, filed on May 4, 2023)
3.2	Certificate of Correction to Second Amended and Restated Certificate of Incorporation of the Registrant, filed on October 25, 2023 (incorporated by reference to exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 No. 333-290808, filed on October 10, 2025)
3.3	Amendment to Certificate of Incorporation Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Registrant, filed on November 1, 2023 (incorporated by reference to exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 7, 2023)
3.4	Amendment to Certificate of Incorporation Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Registrant, filed on September 4, 2024 (incorporated by reference to exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 No. 333-290808, filed on October 10, 2025)
3.5	Certificate of Designations, Rights and Preferences for Series A Preferred Stock of the Registrant, filed on February 20, 2024 (incorporated by reference to exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on February 22, 2024)
3.6	Amendment to Certificate of Designations, Rights and Preferences for Series A Preferred Stock, filed on September 5, 2024 (incorporated by reference to exhibit 4.6 to the Registrant’s Registration Statement on Form S-8 No. 333-290808, filed on October 10, 2025)
3.7	Certificate of Designations, Rights and Preferences for Series B Preferred Stock, filed on September 5, 2024 (incorporated by reference to exhibit 4.7 to the Registrant’s Registration Statement on Form S-8 No. 333-290808, filed on October 10, 2025)
3.8	Bylaws of the Registrant (incorporated by reference to exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A No. 333-260931, filed on April 20, 2022)
3.9	Amendment No. 1 to the Bylaws of Tenon Medical, Inc. (incorporated by reference to exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 11, 2026)
4.1	Form of Representative’s Warrant in connection with the Registrant’s Initial Public Offering (incorporated by reference to exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A No. 333-260931, filed on April 15, 2022)
4.2	Form of publicly traded Warrant issued on June 16, 2023 (incorporated by reference to exhibit 4.1 the Registrant’s Registration Statement on Form S-1 No. 333-272488, filed on June 7, 2023)
4.3	Form of Warrant Agency Agreement between the Company and Vstock Transfer, LLC (incorporated by reference to exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 No. 333-272488, filed on June 7, 2023)
4.4	Form of Warrant issued to investors on November 21, 2023 (incorporated by reference to exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on November 28, 2023)
4.5	Form of Warrant issued to investors in the Series A Preferred Stock on February 20, 2024 (incorporated by reference to exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on February 22, 2024)
4.6	Form of Warrant issued to the investors in the Series B Preferred Stock (incorporated by reference to exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on September 6, 2024)
4.7	Description of Securities of the Registrant – Common Stock (incorporated by reference to the Registrant’s 8-A12B Registration Statement, filed on April 26, 2022)
4.8	Description of Securities of the Registrant – Warrants (incorporated by reference to the Registrant’s 8-A12B Registration Statement, filed on June 14, 2023)
4.9	Form of Series A Warrants issued in September 2024 (incorporated by reference to exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on September 16, 2024)
4.10	Form of Series B Warrants issued in September 2024 (incorporated by reference to exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed on September 16, 2024

4.11	Form of Series C-1 Warrant (incorporated by reference to exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on March 12, 2025)
4.12	Form of Series C-2 Warrant (incorporated by reference to exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed on March 12, 2025)
4.13	Form of Common Warrants, issued on March 26, 2025 (incorporated by reference to exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on March 27, 2025)
4.14	Form of Pre-Funded Warrants issued on March 26, 2025 (incorporated by reference to exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed on March 27, 2025)
4.15	Form of Common Warrants, issued on March 27, 2025 (incorporated by reference to exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on March 28, 2025)
4.16	Form of Pre-Funded Warrants issued on March 27, 2025 (incorporated by reference to exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed on March 28, 2025)
4.17	Form of Common Stock Purchase Warrant, dated November 13, 2025 (incorporated by reference to exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on November 17, 2025)
4.18	Form of Senior Convertible Promissory Notes, dated March 11, 2026 (incorporated by reference to exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on March 17, 2026)
4.19	Form of Common Stock Purchase Warrant
4.20	Form of Pre-funded Warrant
4.21	Form of the Placement Agent Warrant
5.1	Opinion of Legal Counsel to the Registrant
10.1#	Employment Agreement dated June 1, 2021 between Steven M. Foster and the Registrant (incorporated by reference to exhibit 10.15 the Registrant’s Registration Statement on Form S-1 No. 333-260931, filed on November 10, 2021)
10.2#	Employment Agreement dated June 1, 2021 between Richard Ginn and the Registrant (incorporated by reference to exhibit 10.16 to the Registrant’s Registration Statement on Form S-1 No. 333-260931, filed on November 10, 2021)
10.3#	Consulting Agreement dated May 7, 2021 by and between Richard Ferrari and the Registrant (incorporated by reference to exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 No. 333-260931, filed on November 10, 2021)
10.4#	Offer Letter dated as of August 16, 2024, issued by the Company to Kevin Williamson (incorporated by reference to exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on August 27, 2024)
10.5#	Form of Employment Agreement between Tenon Medical Inc. and Wyatt Geist, dated August 1, 2025 (incorporated by reference to exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on August 7, 2025)
10.6#	Form of Employment Agreement between Tenon Medical Inc. and Nate Grawey, dated August 1, 2025 (incorporated by reference to exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on August 7, 2025)
10.4	Tenon Medical 2022 Equity Incentive Plan (incorporated by reference to exhibit 10.30 to the Registrant’s Registration Statement on Form S-1/A No. 333- 260931, filed on April 20, 2022)
10.5	Amendment to Tenon Medical, Inc. 2022 Equity Incentive Plan, dated as of July 23, 2024 (incorporated by reference to exhibit 4.10 to the Registrant’s Registration Statement on Form S-8 No. 333-293417, filed on February 12, 2026)
10.6	Amendment to Tenon Medical, Inc. 2022 Equity Incentive Plan, dated as of September 18, 2025 (incorporated by reference to exhibit 4.10 to the Registrant’s Registration Statement on Form S-8 No.333-290808, filed on October 10, 2025)
10.7	Asset Purchase Agreement between Tenon Medical Inc. and SiVantage Inc., dated August 1, 2025 (incorporated by reference to exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed on August 7, 2025)
10.8	Asset Purchase Agreement between Tenon Medical Inc. and SIMPL Medical, LLC, dated August 1, 2025 (incorporated by reference to exhibit 2.2 to the Registrant’s Current Report on Form 8-K, filed on August 7, 2025)

10.9	Form of Securities Purchase Agreement entered into between the Registrant and investors in the Series B Preferred Stock financing (incorporated by reference to exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on September 6, 2024)
10.10	Form of Securities Purchase Agreement, dated as of March 25, 2025, by and between the Company and the purchasers listed on the signature pages thereto (incorporated by reference to exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on March 27, 2025)
10.11	Form of Securities Purchase Agreement, dated as of March 25, 2025, by and between the Company and the purchasers listed on the signature pages thereto (incorporated by reference to exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on March 28, 2025)
10.12	Form of Securities Purchase Agreement, dated November 10, 2025, between Tenon Medical Inc. and Purchasers (incorporated by reference to exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on November 17, 2025)
10.13	Form of Securities Purchase Agreement, dated March 11, 2026, between Tenon Medical, Inc. and Purchasers (incorporated by reference to exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on March 17, 2026)
10.14#	Amendment to the Consulting Agreement, dated May 7, 2021, by and between Tenon Medical, Inc. and Richard Ferrari, dated as of May 7, 2026 (incorporated by reference to exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 12, 2026).
10.15	Form of Warrant Agency Agreement
10.16	Form of Securities Purchase Agreement entered into between the Registrant and the investors a party thereto
21.1	List of Subsidiaries of the Registrant (incorporated by reference to exhibit 21.1 to the Registrant’s Registration Statement on Form S-1/A No. 333-281531, filed on September 9, 2024)
23.1	Consent of Haskell & White LLP
23.2	Consent of Counsel to Registrant (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto)
107*	Filing Fee Table.

#	Denotes management compensation plan, agreement or arrangement.
*	Previously filed

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on June 26, 2026.

Tenon Medical, Inc.

By:	/s/ Steven M. Foster
Steven M. Foster Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven M. Foster and Kevin Williamson, or either of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Steven M. Foster	Chief Executive Officer and President, Director	June 26, 2026
Steven M. Foster	(Principal Executive Officer)

/s/ Richard Ginn	Chief Technology Officer and Director	June 26, 2026
Richard Ginn

/s/ Kevin Williamson	Chief Financial Officer (Principal Financial Officer)	June 26, 2026
Kevin Williamson

/s/ Richard Ferrari	Director	June 26, 2026
Richard Ferrari

/s/ Ivan Howard	Director	June 26, 2026
Ivan Howard

/s/ Kristine Jacques	Director	June 26, 2026
Kristine Jacques

/s/ Robert K. Weigle	Director	June 26, 2026
Robert K. Weigle

/s/ Stephen H. Hochschuler, M.D.	Director	June 26, 2026
Stephen H. Hochschuler, M.D.